Exhibit 16.1

Ronald N. Serota, CPA
2620 Regatta Dr., Suite 102
Las Vegas, Nevada 89128 USA
TEL:  (702) 869-0099  ●   FAX:  (702) 446-6071
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Zollikerstrasse 27
CH-8032,  Zurich Switzerland
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Inheidenerstrasse 69, 14th Fl.
60385 Frankfurt Germany
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October 25, 2007

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

Re:      U.S. Canadian Minerals, Inc.

Ladies and Gentlemen:

We have read the statements made by U.S. Canadian Minerals, Inc. in Item 4.01 of the accompanying Form 8-K filed with the Securities and Exchange Commission. We agree with the statements contained herein concerning our firm.

Very Truly Yours,

/s/ Ron Serota, President
Ronald Serota, CPA, P.C., a Nevada Corporation
Las Vegas, Nevada, USA